UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2016, Senior Housing Properties Trust, or the Company, provided written notice to the New York Stock Exchange, or the NYSE, that the Company expects to voluntarily delist its common shares of beneficial interest, par value $.01 per share, or the Common Shares, its 5.625% Senior Notes due 2042, or the 5.625% Notes, and its 6.25% Senior Notes due 2046, or the 6.25% Notes and, together with the 5.625% Notes, the Notes, from the NYSE effective at the close of trading on June 30, 2016.  The Common Shares and the Notes have been authorized for listing on The NASDAQ Stock Market LLC, or the NASDAQ, and are expected to begin trading on the NASDAQ at the commencement of trading on July 1, 2016.  The Common Shares will continue to trade under the symbol “SNH”, the 5.625% Notes will trade under the symbol “SNHNI” (NYSE: SNHN) and the 6.25% Notes will trade under the symbol “SNHNL” (NYSE: SNHO).

The Company’s Board of Trustees approved the delisting of the Common Shares and the Notes from the NYSE and the listing and trading of the Common Shares and the Notes on the NASDAQ on June 17, 2016.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE, THIS REPORT STATES THAT THE COMMON SHARES AND THE NOTES ARE EXPECTED TO BEGIN TRADING ON THE NASDAQ ON JULY 1, 2016; HOWEVER, THE COMMENCEMENT OF TRADING OF THE COMMON SHARES AND/OR THE NOTES MAY BE DELAYED OR MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  June 20, 2016